THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                           FINET HOLDINGS CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.: 99-1 Number of Shares: 840,000
Date of Issuance: January 15, 1999
Date of Expiration: January 15, 2004

Finet Holdings Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, Thomson & Kernaghan & Co., Ltd., the registered holder hereof or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 5:00 P.M. Pacific Standard Time on the Expiration Date (as defined herein) fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the purchase price per share provided in Section 1(b) below (the "Warrant Exercise Price"); provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon exercise of the unexercised Debenture Warrants and unexercised Preferred Stock Warrants (as defined below) beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

     Section 1.

     (a) Debenture Purchase Agreement and Series A Purchase Agreement. Warrants purchased in connection with the purchase of 3% Convertible Debentures are referred to as "Debenture Warrants" and warrants purchased in connection with the purchase of Series A Convertible Preferred Stock are referred to as "Preferred Stock Warrants."

     (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

          "Average Market Price" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the last closing bid prices for such security for each trading day in such period on the principal securities exchange or trading market for such security where such security is listed or traded as reported by Bloomberg Financial Markets ("Bloomberg"), or if the market value cannot be calculated for such period on the foregoing basis, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the market value cannot be calculated for such period on any of the foregoing bases, the Average Market Price shall be the average fair market value during such period as is reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, split or other similar transaction during such period).

          "Preferred Stock" means the Company's Series A Preferred Stock issued as of the date hereof.

          "Common Stock" means (i) the Company's common stock, par value $0.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

          "Expiration Date" means the date five (5) years from the date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of Los Angeles or the State of California (a "Holiday"), the next preceding date that is not a Holiday.

          "Person"  means  an  individual,   a  limited  liability   company,  a
partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Warrant" shall mean this warrant and all warrants issued in exchange, transfer or replacement of any thereof.

          "Warrant Exercise Price" shall be equal to $1.50 per share, subject to adjustment as hereinafter provided.

     (c) Other Definitional Provisions.

          (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

          (ii) When used in this Warrant, the words "herein," "hereof," and "hereunder," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section," "Schedule," and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

          (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

     Section 2. Exercise of Warrant.

          (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time during normal business hours on any business day on or after the opening of business on the date hereof and prior to 5:00 P.M. Pacific Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto, of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or by check or wire transfer, and (iii) the surrender of this Warrant, at the principal office of the Company; provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable.

          (b) This Warrant may also be exercised on a cashless basis, by submitting the Warrant as described above with an indication of election to use cashless exercise. The number of shares of Common Stock to be issued on cashless exercise shall be determined as follows:

                           X = Y(A-B)
                           ----------
                                A

          where X equals the number of shares of Common Stock to be received on cashless exercise, Y equals the number of Warrants so exercised, A equals the Average Market Price of the Common Stock for the period of five (5) trading days immediately preceding the date of exercise, and B equals the Warrant Exercise Price. For purposes of Rule 144(d)(3)(iii), it is understood that the common Stock issuable on exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired, and the holding period applicable thereto shall have commenced, on the date this Warrant was issued.

          (c) In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable after such rights shall have been so exercised, and in any event no later than five (5) business days after such exercise. In the case of a dispute as to the determination of the Warrant Exercise Price of a security or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) day of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight
(48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

          (d) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in any event no later than five (5) business days after any exercise and at its own expense, issue a new Warrant identical in all respects to the Warrant exercised except (i) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised, and (ii) the holder thereof shall be deemed for all corporate purposes to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise and any applicable taxes is made, irrespective of the date of delivery of certificates evidencing such Warrant Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

          (e) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

          (f) If the Company shall fail for any reason or for no reason to issue to a holder within five (5) business days after the time required under this
Section 2, a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2(b) hereof, the Company shall, in addition to any other remedies under this Agreement or otherwise available to such holder including any indemnification pursuant to Section 8 of Securities Purchase Agreement, pay as additional damages in cash to such holder for each day such issuance is not timely effected after the fifth (5th) business day following the time required under this Section 2, an amount equal to 1% of the product of (x) the number of shares of Common Stock not issued to the holder and the number of shares of Common Stock represented by the new Warrant not issued to the holder, on a timely basis and to which such holder is entitled hereunder and (y) the Closing Bid Price (as defined in the Certificate of Designations) of the Common Stock on the last possible date which the Company could have issued such new Warrant or shares of Common Stock to such holder without violating this Section 2.

     Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

          (a) This Warrant is, and any Stock Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

          (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

          (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

          (d) If at any time during the period after the date of issuance of this Warrant and ending five (5) years thereafter, the Company shall determine to register under the Securities Act of 1933, as amended, any shares of Stock to be offered for cash by it or others,, pursuant to a registration statement on Form S-1 or S-3 (or their equivalent), the Company will (i) promptly give written notice to the holder of this Warrant of its intention to file such registration statement and (ii) at the Company's expense (which shall include, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent accountants for the Company, and fees and expenses incident to compliance with state securities law, but shall not include fees and disbursements of counsel for the holder of this Warrant) include among the securities covered by the registration statement such portions of the Shares then held by the holder of this Warrant as shall be specified in a written request to the Company within thirty (30) days after the date on which the Company gave the notice described in (a)(i) above. Upon receipt of such written request and of the Shares specified in the request (any shareholder requesting registration being individually called a "Selling Shareholder"), the Company shall (i) use its reasonable best efforts to effect the registration, qualification or compliance of the Shares under the Securities Act and under any other applicable federal law and any applicable securities or blue sky laws of jurisdictions within the United States; (ii) furnish each Selling Shareholder such number of copies of the prospectus contained in the registration statement filed under the Securities Act (including preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Selling Shareholder may reasonably request in order to facilitate the disposition of the Shares covered by the registration statement; (iii) notify each Selling Shareholder, at any time when a prospectus relating to the Stock covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) at the request of the Selling Shareholder, prepare and furnish to the Selling Shareholder any reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the holder of this Warrant, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. No impairment of the designations, preferences and rights of the Preferred Stock contained in the Certificate of Designations or any waiver thereof which has an adverse effect on the rights granted hereunder shall be given effect until the Company has taken appropriate action (satisfactory to the holders of Preferred Stock Warrants representing a majority of the shares of Common Stock issuable upon the exercise of such Preferred Stock Warrants then outstanding) to avoid such adverse effect with respect to this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

          (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     Section 4. Taxes. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any permitted transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder hereof or upon any permitted transfer of this Warrant.

     Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

     Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution hereof or of any of the shares of Common Stock or other securities issuable upon the exercise thereof, and not with any present intention of distributing any of the same. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any United States or state securities laws.

     Section 7. Ownership and Transfer.

          (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

          (b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(c) below.

          (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) neither the Company nor any other person is under any obligation to register the Preferred Stock Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          (d) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement dated September 29, 1998, by and between the Company and the Buyers listed on the signature page thereto (the "Registration Rights Agreement") and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

     Section 8. Adjustment of Warrant Exercise Price. In order to prevent dilution of the rights granted under this Warrant, the Warrant Exercise Price shall be adjusted from time to time as follows:

          (a) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

          (b) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance satisfactory to the holders of the Preferred Stock Warrants representing a majority of the shares of Common Stock issuable upon exercise of such Preferred Stock Warrants then outstanding) to insure that each of the holders of the Preferred Stock Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Preferred Stock Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Preferred Stock Warrants had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the holders of the Preferred Stock Warrants representing a majority of the shares of Common Stock issuable upon exercise of such Preferred Stock Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 8 and Section 9 below will thereafter be applicable to the Preferred Stock Warrants. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance satisfactory to the holders of Preferred Stock Warrants representing a majority of shares of Common Stock issuable upon exercise of the Preferred Stock Warrants then outstanding), the obligation to deliver to each holder of Preferred Stock Warrants such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     (c) Notices.

               (i) Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Company will give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, except that in no event shall such notice be provided to such holder prior to such information being made known to the public.

               (iii) The Company will also give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

     Section 9. Purchase Rights. If at any time the Company grants, issues or sells any options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

     Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one
(1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                  Finet Holdings Corporation
                  14th Floor
                  505 Sansome Street
                  San Francisco, California 94111
                  Attn: President

                  Telephone:        (415) 263-5400
                  Facsimile:        (415) 263-5440

                  With a copy to:

                  Roger S. Mertz, Esq.
                  Severson & Werson
                  Suite 2600
                  One Embarcadero Center
                  San Francisco, California 94111

                  Telephone:        (415) 398-3344
                  Facsimile:        (415) 956-0439

         If to a holder of this Warrant, to it at the address set forth below such holder's signature on the signature page hereof.

     Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

     Section 12. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The holder shall be entitled to pursue a claim for specific performance of this Agreement, and Company hereby waives the right to assert any defense thereto that the holder hereof has an adequate remedy at law. The parties expressly consent to the jurisdiction and venue of the Superior Court of Contra Costa County, California, and the United States District Court for the Northern District of California for the adjudication of any civil action asserted pursuant to this paragraph.

     Section 13. Date. The date of this Warrant is January ____, 1999. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.


                                     * * * *


                              FINET HOLDINGS CORPORATION



                              By: /s/  L. Daniel Rawitch
                                  ----------------------------------------
                              Name:   L. Daniel Rawitch

ACCEPTED:

[HOLDER]

By:      THOMSON KERNAGHAN & CO., LTD.

Name: _____________________________
Title:______________________________

Address: 365 Bay Street, 10th Floor
         Toronto, Ontario
         M5H 2V2 CANADA

                              EXHIBIT A TO WARRANT

                                SUBSCRIPTION FORM

        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                           FINET HOLDINGS CORPORATION

     The undersigned hereby exercises the right to purchase the number of Warrant Shares covered by this Warrant specified below according to the conditions thereof and herewith makes payment therefor in the amount of $____________________, the Aggregate Exercise Price of such Warrant Shares in full, and requests that such Warrant Shares be issued in the name of:


                                   [HOLDER]

Dated: ________________
                                   By: ______________________________________
                                   Name: ____________________________________
                                   Title: _____________________________________
                                   Address: __________________________________
                                   ___________________________________________
                                   ___________________________________________



                                   Number of Warrant Shares
                                   Being Purchased:   _____________________

                              EXHIBIT B TO WARRANT

                              FORM OF WARRANT POWER


FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ______________________________, Federal Identification No. __________________, a
warrant to purchase ______________ shares of the capital stock of Finet Holdings Corporation, a Delaware corporation, represented by warrant certificate No. ________, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________________________________________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated: ___________________    _________________________________________

                              By: ______________________________________
                              Its: ______________________________________